Exhibit 10.20

MASTER SERVICES AND LICENSING AGREEMENT

BETWEEN

CEDARA SOFTWARE CORP., an Ontario corporation,

(hereinafter referred to as “Cedara”)

and

SURGI-VlSION, INC., a Delaware corporation,

(hereinafter referred to as “Surgi-Vision”)

RECITALS

WHEREAS, Cedara develops and distributes software applications for use in diagnostic imaging;

AND WHEREAS, Surgi-Vision has developed a set of products and technologies that enable various MRI-guided procedures and therapeutic interventions (the “Surgi-Vision Technology”);

AND WHEREAS, Surgi-Vision and Cedara wish to establish a legal relationship under which Cedara will develop software to support the Surgi-Vision technology;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto have decided to enter into this Master Services and Licensing agreement (this “Agreement”), dated and effective from the 20th day of July, 2007 (the “Effective Date”), under the terms and conditions set forth below;

1.	STANDARD DEFINITIONS

1.1	Definitions

(a)

“Agreement” means this Agreement, including the Schedules to this Agreement, and any Statements of Work made hereunder, as it or they may be amended or supplemented from time to time, and the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement and to any particular Section or other portion of this Agreement.

(b)	“Business Day” means Monday to Friday except any statutory holiday observed in the Province of Ontario and “Business Hour” means each hour from 9:00 am to 5:00 pm E.S.T. during a Business Day.

(c)

“Cedara Software” means software, in object code form, used to develop the Solution that is owned by or in possession of Cedara prior to the Effective Date or developed or acquired by Cedara during the Term independent of this Agreement or that is developed pursuant to this Agreement and determined to be owned by Cedara in accordance with Section 5.2.

(d)	“Change Request” means a written request for changes to any Custom Engineering Services.

(e)	“Confidential Information” has the meaning attributed to it in Section 11.1.

(f)	“Custom Engineering Services” means the custom engineering services offered by Cedara to Surgi-Vision in accordance with Section 2.

(g)	“Documentation” means the documentation which facilitates the use of the Cedara Software and that is provided to Surgi-Vision under the terms of this Agreement.

(h)	“Effective Date” has the meaning attributed to it in the Recitals.

(i)	“End User” means any person or organization that is granted rights to a Solution for use in processing its own data in the normal course of its business activities.

(j)	“Engineering Team” means the team of custom engineering resources assigned by Cedara to Surgi-Vision in accordance with the terms of this Agreement.

(k)	“Initial Term” has the meaning attributed to it in Section 6.1.

(l)	“Off-shore Engineer” means an engineer located outside North America.

(m)	“On-shore Engineer” means an engineer located in North America.

(n)	“Parties” means Cedara and Surgi-Vision and “Party” means either of them.

(o)	“Professional Services” means the professional support services offered by Cedara to Surgi-Vision in accordance with Schedule B.

(p)	“Project(s)” means the specific Custom Engineering Services projects undertaken by Cedara at Surgi-Vision’s request from time to time.

(q)	“Renewal Term” has the meaning attributed to it in Section 6.1.

(r)	“Solution” means a customized viewer software solution, Incorporating the Cedara Software, which supports the Surgi-Vision Technology.

(s)

“Statement of Work” or “SOW” means any work order made between the Parties which references and incorporates the terms of this Agreement, and sets out the details of a particular Project including, without limitation, any applicable (i) Solution requirements; (ii) methodologies; (iii) project responsibilities; (iii) delivery milestones; (iv) support; and (v) costs.

(t)	“Surgi-Vision Technology” has the meaning attributed to it in the Recitals.

(u)	“Term” means the period specified in Section 6 of this Agreement.

2.	BUSINESS TERMS

2.1	Custom Engineering Services

2.1.1	General

Surgi-Vision shall engage Cedara in various Custom Engineering Services Projects throughout the Term. Each Project shall be defined by a Statement of Work signed by both Parties and numbered sequentially. Statement of Work No.1, covering the initial Project of defining the functional requirements for development of the Solution, is attached hereto as Schedule A. The development of such Solution shall be based on the results of Statement of Work No.1 and shall be covered under a separate SOW.

2.1.2	Engineering Team

The Engineering Team shall consist of a combination of On-shore Engineers and Off-shore Engineers. The composition of On-shore Engineers and Off-shore Engineers for any particular Project shall be specified in the applicable SOW.

2.1.3	Project Management

For each Project, each Party shall assign a project manager who shall be responsible for their respective Party’s deliverables as defined by the Statement of Work. It is acknowledged and agreed that Cedara’s ability to meet Project milestone dates and deliverable requirements may, in whole or in part, be dependant upon Surgi-Vision’s timely response to Cedara’s reasonable requests for co-operation made from time to time.

2.1.4	Change Requests

(a)

Proposed changes to any Custom Engineering Services may be initiated by Surgi-Vision by giving a Change Request to Cedara. Once a change is initiated by Surgi-Vision, Cedara shall add a description of the following to the applicable Change Request: (i) the proposed changes to the Solution; (ii) any associated changes to the fees or estimated fees, and any changes to the dates set out in the applicable SOW; and (iii) any other applicable terms and conditions. Surgi-Vision acknowledges that time required by Cedara to respond to Change Requests may cause delays in achieving milestones.

(b)

Cedara may initiate a change to any Custom Engineering Services by giving Surgi-Vision a Change Request that includes a description of: (i) the proposed changes to the Custom Engineering Services; (ii) any associated changes to the fees or estimated fees, and any changes to the dates set out in the applicable SOW; and (iii) any other applicable terms and conditions.

(c)

Once any Change Request is signed by both Parties, it becomes a “Change Order”. The changes set out in any Change Order shall constitute amendments to this Agreement and any applicable SOWs. Subject to subsection (d) below, if any Change Request is not signed by both Parties within 10 days of its submission by either Party, it is deemed to be withdrawn. Subject to the provisions of this Agreement, the Parties shall continue to be bound by the terms and conditions of any SOW made hereunder without regard to the provisions of any Change Request until such time as a Change Order is executed by both Parties.

(d)

If a Change Request is delivered by Cedara and indicates that the change(s) are related to unforeseeable deficiencies in the original specifications, or errors on the part of the Surgi-Vision, and the Change Request is rejected by Surgi-Vision, Cedara may, in its sole discretion, either:

(i)	immediately terminate the applicable SOW; or

(ii)

complete the delivery of the SOW, provided that Surgi-Vision shall be deemed to have waived its rights to all warranties and support otherwise applicable to any part of the Custom Engineering Services directly affected by the specified changes.

2.1.5	Ongoing Management

All disputes which may arise with respect to any matter related to any Custom Engineering Services shall, to the extent possible, be resolved by the project managers for each Party, as soon as practicable and in any event within 10 Business Days of when it arises. If the project managers fail to resolve the dispute within 10 Business Days of when it arises, then their respective supervisors or other senior executives designated by the Parties shall work to resolve the dispute, as soon as practicable and in any event within 10 Business Days of when it was referred to them. Each Party shall ensure that its representative for such discussions has the necessary authority to resolve any dispute on behalf of that Party.

2.1.6	Fees and Payment

Surgi-Vision shall pay Cedara for Custom Engineering Services according to an [***]. Surgi-Vision shall also reimburse Cedara for all pre-approved travel and living expenses incurred by Cedara that are necessary to enable Cedara to perform the Custom Engineering Services. Unless otherwise specified in the applicable SOW, Cedara shall invoice Surgi-Vision on a monthly basis for Custom Engineering Services.

2.1.7	[***]

2.2	Licensing Terms and Conditions

2.2.1	License Terms

Cedara grants to Surgi-Vision a non-exclusive, worldwide license during the Term to use, make copies of, distribute, market and sell licenses to the Cedara Software to End Users for use as an integrated component of the Solution and under Surgi-Vision’s trademarks and service marks, and to use the Documentation in support of the foregoing grant of rights.

2.2.2	Restrictions With Respect to Cedara Software

The rights to the Cedara Software granted by Cedara to Surgi-Vision herein are subject to the following restrictions:

(a)	Surgi-Vision shall not modify, adapt, alter, translate, copy or otherwise use the Cedara Software or Documentation except as expressly permitted in this Agreement;

(b)

Surgi-Vision shall not attempt to reverse engineer, decompile, disassemble or otherwise render the Cedara Software into human readable form in order to gain access to the source code in any way, or to produce any work derived from the Cedara Software;

(c)

the Solution may only be distributed subject to the terms and conditions of an End User agreement as specified in Section 2.1.3, and, except as otherwise expressly permitted in this Agreement, Surgi-Vision shall not transfer the rights granted to it under this Agreement;

(d)	Surgi-Vision shall take all necessary measures to ensure that persons under its direction and control abide by the terms and conditions of this Agreement;

(e)	Surgi-Vision shall only represent the performance of the Cedara Software as stated in the most current Documentation provided to Surgi-Vision by Cedara from time to time; and

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

(f)

Surgi-vision shall obtain any governmental approvals required to discharge Surgi-Vision’s obligations in this Agreement. In addition, Surgi-Vision shall obtain any required qualifications as soon as practicable under the applicable governmental requirements. Cedara agrees to use reasonable efforts to assist Surgi-Vision in obtaining such approvals or qualification and to institute such design changes as may be required for such qualification.

2.2.3	End User Agreements

Surgi-Vision shall enter into an agreement with each End User, and shall include provisions in such agreement that are at a minimum as protective to Cedara as the following:

(a)

each license to the Solution shall be valid only for a single workstation identified by a serial number. The license may be transferred to another identified workstation upon prior written consent of Cedara;

(b)

End Users may use the Cedara Software only as integrated component of the Solution and strictly for their own internal business purposes, and may not sell, rent, lease, license, time share or otherwise transfer or provide access to the Cedara Software to any third parties;

(c)

End Users, may not reproduce, modify, adapt, alter, translate, reverse engineer, decompile, disassemble or otherwise render the Cedara Software into human readable form in order to gain access to the Cedara Software source code in any way, or to produce any work derived from the Cedara Software or translate or create other versions of the Cedara Software;

(d)	End Users shall not modify or remove any copyright or other proprietary rights notices in or on the Cedara Software or Documentation; and

(e)	Cedara shall have no liability to the End User for any express or implied warranties or any indirect, incidental, special or consequential damages.

Surgi-Vision’s failure to enforce the terms of the End User agreement shall constitute a breach of this Agreement

2.2.4	License Fees and Minimum Commitment

Surgi-Vision shall pay to Cedara a run-time license fee of [***] for each Solution distributed by Surgi-Vision, provided that the [***] shall be at no charge. Surgi-Vision agrees to purchase a minimum of [***] licenses during the second year of this Agreement (in addition to the [***] granted at no charge) and [***] during each of the last 3 years of the initial Term for an annual commitment during the second year of $175,000 and an annual commitment during each of the last 3 years of $525,000 (each, an “Annual Minimum Commitment”). Within 30 days following the end of each of the last 4 years of the initial Term, Cedara will invoice Surgi-Vision for the difference, if any, between the actual license fees paid and the Annual Minimum Commitment for that year.

2.3	Professional Services

Surgi-Vision may purchase Professional Services for the fees set forth in Schedule B.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

2.4	Training

Cedara shall provide technical and applications training to Surgi-Vision which may require Surgi-Vision to send one or more persons to Toronto, Canada. All training programs offered by Cedara are designed as “train-the-trainer” courses and are intended for deployment and application specialists as well as the first-line support staff.

Surgi-Vision shall submit training requests to Cedara through the CustServ@cedara.com email address.

The fees for training are set out in Schedule B.

3.	PAYMENT TERMS

3.1	Taxes

Fees do not include applicable taxes or import duties. Surgi-Vision shall pay such taxes or duties either directly or when invoiced by Cedara, or shall supply appropriate tax exemption certificates in a form satisfactory to Cedara.

3.2	Payment

Unless otherwise indicated, Cedara invoices shall be due and payable to Cedara within 15 days of receipt of invoice by Surgi-Vision. Any undisputed payment not paid within such 15-day period shall bear interest from the date payment is due until paid at the lesser of either a monthly compounded interest rate of 1.5% (19.56% per annum) or the highest interest rate allowed at law. If a dispute over an invoice is not resolved within 30 days of receipt of such invoice by Surgi-Vision, Cedara may suspend all services and licensing rights provided for under this Agreement until such dispute is resolved to the mutual satisfaction of the Parties. Surgi-vision agrees to reimburse Cedara for all reasonable costs and expenses incurred by Cedara in enforcing payment.

Payments are to be made by wire transfer or electronic payment through the Automated Clearing House (ACH) to Cedara according to the terms specified herein, using all of the following banking information exactly as shown:

First Deposit to:

[***]

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

[***]

Alternatively, payment can be made by Cheque payable to Cedara Software Corp.

Cheques shall be mailed or couriered to:	Cedara Software Corp.
6509 Airport Road, Mississauga,
Ontario, L4V 1S7, Canada
Attention: Finance Department

3.3	Currency

All monetary amounts in this Agreement shall be in US dollars, unless expressly stated to the contrary.

4.	RECORDS AND AUDIT

Surgi-Vision shall maintain written records (“Records”) of all copies made by Surgi-Vision of the Cedara Software, or any portions thereof, and of all sublicenses of the Cedara Software and on written notice by Cedara, Surgi-Vision shall provide a copy of the Records to Cedara for inspection.

Cedara shall have the right to direct a qualified agent to audit Surgi-Vision’s compliance with the terms of this Agreement. The audit shall occur during normal business hours and at Cedara’s expanse, unless the audit reveals that Surgi-Vision is not in material compliance with this Agreement, in which case Surgi-Vision shall pay all expenses associated with the audit and shall immediately pay to Cedara the fees for any unauthorized copies of the Cedara Software based on Cedara’s product transfer price list from the later of the date of the last audit or the Effective Date of this Agreement.

5.	PROPRIETARY RIGHTS

5.1	Cedara Software

The Cedara Software owned by or in possession of Cedara prior to the Effective Date or developed or acquired independent of this Agreement during the Term, and any enhancements or modifications thereto or derivatives thereof, shall be owned exclusively by Cedara or its suppliers, as applicable, and except as expressly provided for in this Agreement, all rights, title and interest therein are reserved by Cedara or its suppliers, as indicated by Cedara.

5.2	Software Development

Cedara acknowledges and agrees that any and all work product and intellectual property developed or created by Cedara at the direction of Surgi-Vision and accepted by Cedara or otherwise using Surgi-Vision’s Confidential Information or intellectual property, that is developed specifically for Surgi-Vision and has unique application to the Surgi-Vision Technology (“Surgi-Vision Work Product”), is the sole and exclusive property of Surgi-Vision and are “works made for hire” within the meaning of the United States Copyright Act of 1976, 17 U.S.C. $101 et seq. To the extent any Surgi-Vision Work Product does not constitute a “work made for hire” under the United States Copyright Act, Cedara hereby irrevocably assigns, transfers and sets over absolutely to Surgi-Vision, and shall cause each of its employees to assign to Surgi-Vision, all right, title and interest (whether now in existence or hereafter arising) in and to any Surgi-Vision

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Work Product and any intellectual property related thereto. For greater certainty, the Surgi-Vision Work Product shall not include any components of the Cedara Software.

6.	TERM AND TERMINATION

6.1	Term of the Agreement

The initial term of this Agreement is for 5 years commencing on the Effective Date (the “Initial Term”). Thereafter, this Agreement shall automatically renew for up to 3 successive periods of 12 months (each, a “Renewal Term”), unless Surgi-Vision gives written notice to Cedara of its intention not renew a minimum of 30 days prior to the expiry of the Initial Term or the then current Renewal Term, as applicable, provided that Cedara may amend the Custom Engineering Services fees and/or Professional Services fees during any Renewal Term with a minimum of 30 days prior written notice to Surgi-Vision. The Initial Term and any Renewal Terms shall collectively comprise the “Term.

6.2	Termination

6.2.1	Termination for Cause

Notwithstanding the foregoing provisions of Section 6.1, this Agreement and any SOW made hereunder may be terminated immediately by either Party if:

(a)

the other Party ceases to carry on business in the normal course, becomes or is declared insolvent or bankrupt, is subject to any proceeding relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes a general assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations; or

(b)	the other Party breaches any material obligation under this Agreement and such breach has continued uncured for a period of 20 days after receiving written notice of the breach.

6.2.2	Procedure on Termination

Upon expiration or termination of this Agreement for any reason:

(a)	Surgi-Vision shall promptly cease representing, quoting, selling, sublicensing or otherwise using the Cedara Software (including as part of the Solutions);

(b)	Surgi-Vision shall promptly return to Cedara all copies of the Cedara Software. Documentation or data originally provided by Cedara and which are the property of Cedara;

(c)	Surgi-Vision shall pay all outstanding invoices or amounts owing to Cedara which shall become immediately due and payable on notice of termination: and

(d)

Cedara shall deliver any specifications, designs, technical materials and other instructions developed or provided by Surgi-Vision to Cedara, which the parties acknowledge and agree are exclusively owned by Surgi-Vision.

Termination and the foregoing remedies shall be in addition to, and not in lieu of, any other remedies that either Party may have at law or in equity and shall not relieve either Party of liability for any breach of contract occurring prior to the effective date of termination.

6.2.3	Non- Termination of End User Licenses

Notwithstanding the termination or expiry of this Agreement, all End User licenses granted by Surgi-Vision prior to such termination or expiry shall continue to be in full force and effect, subject to their terms.

7.	BRANDING

Surgi-Vision shall market the Solutions using its own trademarks, logos, symbols, designs and other designations or brands. Notwithstanding the foregoing, Surgi-Vision shall not alter, remove or obscure any Cedara copyright, trade-mark or other proprietary rights notices which are incorporated in or on the Cedara Software or Documentation.

8.	INDEMNITIES

8.1	Intellectual Property Rights Indemnities

Cedara shall defend, indemnity and hold harmless Surgi-Vision, and its directors, officers, employees, contractors, agents and suppliers, from any claims, losses, damages, penalties, judgments and liabilities, including all reasonable related costs and expenses, arising in connection with any action or claim that the Cedara Software infringes any Canadian or United States patent or any other intellectual property and/or proprietary right of a third party, provided that (i) Surgi-Vision cooperates with Cedara’s reasonable requests for assistance in the defence; and (ii) Cedara controls the defence, negotiation and settlement of any such claim; provided, that Cedara shall not settle or compromise any claim that would adversely affect the rights of Surgi-Vision without the prior written consent of Surgi-Vision, such consent not to be unreasonably withheld.

8.2	Surgi-Vision Remedies

In addition to any and all remedies provided under Section 8.1 above, it Surgi-Vision cannot use the Cedara Software because a court of final appeal has held that its use constitutes an infringement of a third party’s intellectual property rights, Cedara shall, in its sole discretion and as Surgi-Vision’s sole recourse, provide Surgi-Vision with one of the following remedies:

(a)

without impairing Cedara Software functionality or performance in any material adverse way, (i) modify the infringing portion of the Cedara Software so that it is non-infringing or (ii) replace the Cedara Software with equally suitable, non -infringing components; or

(b)	procure for Surgi-Vision the right to continue to use the infringing Cedara Software.

8.3	Exclusion

Cedara shall have no liability to Surgi-Vision with respect to any claim of intellectual property rights infringement caused by (i) Surgi-Vision’s modifications to the Cedara Software or combination of the Cedara Software with non-Cedara products; (ii) Surgi-Vision’s continued use of the infringing Cedara Software after having been notified of the alleged infringement; (iii) Surgi-

Vision’s failure to use modifications to the Cedara Software supplied by Cedara that would have avoided the infringement; or (iv) modifications made to the Cedara Software by any person or entity other than Cedara or by Cedara at the Surgi-Vision’s directions or specifications.

8.4	Distribution of Solutions

Surgi-Vision agrees to defend, indemnify and hold harmless Cedara and its affiliates, and each of their respective directors, officers, employees, contractors, agents and suppliers, from any claims, liabilities or damages, and related costs and expenses, arising out of or related to Surgi-Vision’s use or distribution of the Cedara Software that is in breach of the terms and conditions of this Agreement or any claim that the Surgi-Vision Technology infringes any Canadian or United States patent or any other intellectual property and/or proprietary right of a third party, provided that (i) Cedara cooperates with Surg-Vision’s reasonable requests for assistance in the defence; and (ii) Surgi-Vision controls the defence, negotiation and settlement of any such claim; provided, that Surgi-Vision shall not settle or compromise any claim that would adversely affect the rights of Cedara without the prior written consent of Cedara. such consent not to be unreasonably withheld.

8.5	Notice

Each Party shall promptly provide the other with written notice of any claim or information that might lead to a claim for indemnity under this Section 8. Failure by the Party seeking indemnity to notify the indemnifying Party of such claim or information, which results in the indemnifying Party being materially prejudiced, shall relieve the Indemnifying Party of its liability under this indemnity provision.

9.	NON- SOLICITATION

Until this Agreement is terminated, and for a period of 1 year following, neither Party shall hire, employ, retain or solicit any person who is an employee, officer, director of full-time independent contractor of the other Party and who, but for this Agreement, would otherwise be unknown to that Party. The Parties acknowledge that in view of the recruitment difficulties, costs of training staff in the computer industry and the highly sensitive nature of Intellectual property rights of both Parties, this restriction is reasonable.

10.	LEGAL RISK MANAGEMENT

10.1	Advisory Device

IN CIRCUMSTANCES WHERE THE CEDARA SOFTWARE SHIPPED TO SURGI-VISION HAS NOT BEEN MADE COMMERCIALLY GENERALLY AVAILABLE (“PRE-GMA”) (FOR EXAMPLE, EVALUATION SOFTWARE PRODUCTS), SURGl-VISION ACKNOWLEDGES AND AGREES THAT SUCH PRE-GMA CEDARA SOFTWARE HAS NOT BEEN TESTED OR APPROVED FOR COMMERCIAL OR OPERATIONAL RELEASE OTHER THAN FOR CLINICAL EVALUATION (WHERE APPLICABLE) IN A CONTROLLED ENVIRONMENT AND THAT IT IS TO BE USED FOR EVALUATION PURPOSES ONLY WITH THE HIGHEST POSSIBLE STANDARD OF CARE.

SURGI-VISION ACKNOWLEDGES THAT THE CEDARA SOFTWARE AND THE SOLUTION ARE ADVISORY DEVICES AND NOT DESIGNED TO SUBSTITUTE FOR THE PRIMARY DEFENCES AGAINST DEATH OR INJURY DURING SURGICAL, MEDICAL LIFE SUPPORT OR OTHER POTENTIALLY HAZARDOUS APPLICATIONS WHICH SHALL CONTINUE TO BE

THE SKILL, KNOWLEDGE AND EXPERIENCE OF THE USERS OF THE CEDARA SOFTWARE AND SOLUTION.

10.2	Notice to End-Users

SURGI-VISION AGREES THAT IT SHALL NOT USE, MARKET, DISTRIBUTE OR RESELL THE CEDARA SOFTWARE OR SOLUTION AS A SUBSTITUTE FOR THE DEFENCES IDENTIFIED ABOVE IN THIS SECTION 10 OR WITH UNAPPROVED DICOM CONNECTIONS. SURGI-VISION SHALL PROVIDE END USERS WITH A PROMINENT NOTICE, IN THEIR LOCAL LANGUAGE, TO THAT EFFECT.

10.3	Legal Risk Management

EACH OF THE PARTIES AGREES THAT THE LIMITATIONS OF LIABILITY SET OUT IN THIS SECTION ARE FAIR AND REASONABLE IN THE COMMERCIAL CIRCUMSTANCES OF THIS AGREEMENT AND THAT IT WOULD NOT HAVE ENTERED INTO THIS AGREEMENT BUT FOR THE OTHER PARTY’S AGREEMENT TO LIMIT ITS LIABILITY IN THE MANNER, AND TO THE EXTENT, PROVIDED FOR HEREIN. SAVE AND EXCEPT FOR CLAIMS ARISING FROM BREACH OF RESTRICTIONS ON USE AND DISTRIBUTION OF THE CEDARA SOFTWARE, BREACH OF THE PAYMENT OBLIGATIONS, BREACH OF THE CONFIDENTIALITY OBLIGATIONS OR CLAIMS FOR WHICH AN INDEMNITY HAS BEEN PROVIDED UNDER THIS AGREEMENT, GROSS NEGLIGENCE, FRAUD, OR WILLFUL OR INTENTIONAL MISCONDUCT, THE PARTIES AGREE THAT EACH OF THE PARTIES’ AND THEIR RESPECTIVE SUPPLIERS’ LIABILITY TO THE OTHER FOR ANY AND ALL DIRECT, COMPENSATORY LOSS OR DAMAGES, UNDER ANY THEORY OF LAW OR EQUITY, WHETHER FOR BREACH OF CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE INTENDED FULFILLMENT OF ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT, SHALL BE STRICTLY LIMITED IN THE AGGREGATE TO $1,000,000. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OR INJURIES TO EARNINGS, PROFITS OR GOODWILL, OR FOR ANY INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES OF ANY PERSON OR ENTITY WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS SECTION SHALL APPLY EVEN IN THE EVENT OF A BREACH OF CONDITION, A BREACH OF AN ESSENTIAL OR FUNDAMENTAL TERM. OR AN ESSENTIAL OR FUNDAMENTAL BREACH OF THIS AGREEMENT.

10.4	Exclusion

THE OBLIGATIONS OF CEDARA EXPRESSLY STATED IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS EXPRESS OR IMPLIED. WITHOUT LIMITATION, TO THE FULLEST EXTENT ALLOWABLE BY LAW, THIS EXCLUSION OF ALL OTHER WARRANTIES AND CONDITIONS EXTENDS TO IMPLIED WARRANTIES OR CONDITIONS OF SATISFACTORY QUALITY, MERCHANTABLE QUALITY AND FITNESS FOR A PARTICULAR PURPOSE, AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW, OR FROM A COURSE OF DEALING OR USAGE OF TRADE. CEDARA MAKES NO GUARANTEES REGARDING NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS OR THAT USE OF THE CEDARA SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE.

11.	CONFIDENTIALITY

11.1	Definition

In this Section. “Confidential Information” means all information that the disclosing Party designates as confidential or which ought to be considered as confidential from its nature or from the circumstances surrounding its disclosure, including without limitation all regulatory, commercial, financial, administrative and technological information of either Party and any information concerning this Agreement, but does not Include information which:

(a)	is known to the receiving Party before receipt from the other Party, as substantiated by cogent and reliable evidence;

(b)	is disclosed to the receiving Party in good faith by a third party who had a right to make such disclosure;

(c)	is made public by the originating Party, or is established to be a part of the public domain otherwise than as a consequence of a breach by the receiving Party of Its obligations hereunder; or

(d)	can be substantiated, based on cogent and reliable evidence, to have been independently developed by the receiving Party.

11.2	Limited Use

All Confidential Information of each Party shall be used by the other Party strictly and only for the purposes in this Agreement.

11.3	Reasonable Care

Each Party shall hold all Confidential Information of the other Party in confidence strictly for. and on behalf of the other Party and treat the Confidential Information of the other Party as it does its own valuable and sensitive information of a similar nature and, in any event, with not less than a reasonable degree of care.

11.4	Obligations of the Parties

Each Party shall have an obligation to prevent the other Party’s Confidential Information in its possession or control from being misappropriated, or wrongfully communicated by any employee, consultant or other person under the obliged Party’s control. If the receiving Party is required by a court or government authority to disclose Confidential Information, the receiving Party shall provide the disclosing Party with prompt notice, including the circumstances of such requirement, so that the disclosing Party may seek an appropriate protective order, and shall reasonably cooperate with the disclosing Party in an action by the disclosing Party to obtain an appropriate protective order. Upon termination of this Agreement, the Parties shall promptly return or destroy the other Party’s Confidential Information.

12.	GENERAL

12.1	Governing Law

The construction, validity and performance of this Agreement shall be governed by the laws of the State of New York without reference to conflict of laws principles.

12.2	Sale of Goods Act

This Agreement shall not be governed by either the provisions of the International Sale of Goods Act or the United Nation’s Convention for Contracts on the International Sale of Goods, regardless of that Convention’s legal or statutory adoption by any jurisdiction.

12.3	Assignment

Neither party may assign or otherwise transfer rights or obligations under this Agreement whether in whole or in part, except with the prior written consent of the other party. Notwithstanding the foregoing, either party may assign this Agreement in its entirety in the event of a merger, change of control, corporate reorganization, or a sale of all or substantially all of the assets of such party.

12.4	Notices

Any notices provided for under this Agreement shall be deemed received when delivered in person, on the first Business Day following electronic transmission by facsimile or five (5) days after being mailed by registered mail or reputable courier service:

To Cedara:

Cedara Software Corp.

6509 Airport Road

Mississauga. Ontario

L4V 1S7 CANADA

Fax: (905) 671-7955

Attention: VP Sales

To Surgi-Vision:

Surgi-Vision, Inc.

1101 East 33rd Street, Suite B307

Baltimore, Maryland

21218l USA

Fax; (901) 579-4979

Attention: Kimble L. Jenkins

12.5	Public Notices

The Parties agree to issue a press release publicizing this Agreement subject to mutual agreement, to be evidenced in writing, on appropriate content and timing of said release. Subject to the foregoing, neither Party will use the other Party’s name in any publicity, publication, announcement, marketing or press release or otherwise make use of its association with the other Party or this Agreement, without the other Party’s written consent.

12.6	Case Study

Upon Surgi-Vision’s prior written consent in each Instance, Cedara may devise a case-study of any Custom Engineering Services Projects, and may use such case-study for marketing of its engineering services to third parties.

12.7	Entire Agreement

This Agreement, including the Schedules listed below and any Statements of Work made hereunder, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings, collateral, oral, or otherwise. No modification of this Agreement shall be binding upon the Parties to this Agreement unless in writing and executed by an authorized signing officer for each of the Parties.

In the event of conflict or inconsistency between the provisions of this Agreement and any of the Schedules or Statements of Work made hereunder, or any other document incorporated by reference herein, the terms of this Agreement shall prevail, unless in the case of any Statement of Work, the Parties expressly state that any terms contained therein are to prevail over any inconsistent terms contained in the provisions of this Agreement.

The Schedules to this Agreement Are:

Schedule A: Statement of Work No. 1

Schedule B: Professional Services

12.8	Amendments

Any amendment or modification of any provision of this Agreement must be in writing, dated and signed by a duty authorized representative of each Party hereto.

12.9	Successors and Assigns

All successors, receivers, managers, trustees and permitted assigns of the Parties shall be bound by the rights and liabilities set out in this Agreement.

12.10	Force Majeure

Neither Party shall be liable for any failure or delay in its performance under this Agreement due to causes of force majeure, including without limitation, tires, floods, storms, earthquakes, civil disturbances, or labour matters, provided that Surgi-Vision shall continue to be obligated to pay any fees that have accrued up until the event of force majeure. If a party is so delayed or prevented from performing its obligations under this Agreement for a period of thirty (30) consecutive days, the other party shall have the immediate right to terminate this Agreement at the end of such thirty (30) consecutive-day period, without any right of cure on the party so delayed.

12.11	Amicable Resolution

All controversies or claims arising out or relating to this Agreement, or any breath thereof, shall be finally settled amicably, if possible, by negotiation between the Parties.

12.12	No Waiver

No failure on the part of any Party to this Agreement to exercise, and no delay in exercising any right, power or single or partial exercise of any right, power or remedy by any Party shall preclude any other or further exercise thereof of the exercise of any other right, power or remedy.

12.13	Counterparts and Delivery

This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument. Delivery of this Agreement by fax shall constitute valid and effective delivery.

12.14	Severability

If any provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, that provision shall bo deemed to be severed from the Agreement, and the remaining provisions shall not be affected.

12.15	Legal Relationship

The Parties to this Agreement are independent contractors and separate entities. No other legal relationship is intended or implied. Except as specifically specified in this Agreement, neither Party shall be responsible for acts of the other Party or its agents or employees and neither Party shall assume or create any obligation in the name of or on behalf of the other Party.

12.16	Export Control

Surgi-Vision agrees to comply with the export laws and regulations of Canada and the United States of America in exercising the rights granted to it under this Agreement in respect of the Cedara Software.

12.17	Survival

Sections 1, 3, 4, 5, 6.2.2, 6.2.3, 8, 9, 10, 11 and 12 shall survive termination of this Agreement.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement by their duly authorized representatives.

SURGI-VISION INC:	CEDARA SOFTWARE CORP:

/s/ Kim Jenkins	/s/ Antonia Wells

Signature	Signature

KIM JENKINS	ANTONIA WELLS

Name	Name

Pres / CEO	U.P. CUSTOMER OPERATIONS

Title	Title

July 20, 2007	July 20, 2007

Date	Date

SCHEDULE A

STATEMENT OF WORK NO.1

This Statement of Work is entered into pursuant to and forms part of the Master Services and Licensing Agreement between Cedara Software Corp. and Surgi-Vision Inc. effective July 20, 2007 (the “Agreement”). Capitalized terms used in this Statement of Work and not otherwise defined herein shall have the meanings assigned to them in the Agreement. In the event of conflict or inconsistency between the terms of this Statement of Work and the Agreement, the terms of this Statement of Work shall prevail.

Introduction

This Statement of Work No. 1 describes the objectives and deliverables of the initial development phase (Phase 1) for the Solution.

Goals

The objective of Phase 1 is to investigate Surgi-Vision’s needs and requirements, and to develop a detailed specification and project plan for the ensuing project phases pursuant to the following planning guidelines:

1.	A development phase, including alpha and beta periods, for the first version extending from the end of this Phase 1 to March 31st 2008.

2.	A rapid prototyping phase extending from 1st April 2008 to June 30th 2008 for the purposes of responding to feedback and making follow-on software releases.

3.	To investigate and plan using the preliminary list of requirements given below:

[***]

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Activities

•

Consultation. Discuss and consult with Surgi-Vision to understand Surgi-Vision’s business goals; Surgi-Vision’s interventional procedure, interventional devices and hardware, clinical workflow, imaging integration needs, and end-user needs, Cedara staff may visit Surgi-Vision’s offices or collaborating clinical sites as mutually agreed and as may be helpful to these goals,

•	Prototypes. During Phase 1 Cedara staff may develop mock-ups, prototypes, or demonstrators as they determine may best help achieve the goals of the phase.

Deliverables

The purpose of Phase 1 is to develop a detailed specification and project plan:

[***]

Duration

Phase 1 is expected to be completed within 2 months of the Effective Date of the Agreement,

AGREED:

SURGI-VISION INC:	CEDARA SOFTWARE CORP;

/s/ Kim Jenkins	/s/ Antonia Wells

Signature	Signature

KIM JENKINS	ANTONIA WELLS

Name	Name

Pres / CEO	V.P. CUSTOMER OPERATIONS

Title	Title

July 20, 2007	July 20, 2007

Date	Date

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SCHEDULE B

PROFESSIONAL SERVICES SCOPE AND FEE SCHEDULE

Professional Services

Consulting	Presales	Implementation	Connectivity & integration	Training
Technical - Site Survey Assessment - Develop Architecture Design - Reengineering Technical Workflow - Cost/benefits analysis	Sales - Demo - Sales support - Reference Site Setup - Demo Licenses	Project Management - Implementation Plan - Training Plan - Acceptance Criteria	Connectivity - Scanner DICOM V & V - Printer V &V - Acceptance Plan & Testing - Networking - Node setup & configuration	Techincal - Installation & Continuation - Troubleshooting
Clinical - Needs Analysis - Reengineering Clinical Workflow - HIPPA requirements - Cost/benefits analysis		Installation & Configuration - On site Technical - On site Applications - Pre-staging site	Integration - HIS/RIS - PAC’s interface - 3rd Party Application Integration - System Engineering Services	Application - Instruction & Configuration - Viewing Protocols Advanced 2D Functionality - Clinical Packages 3D Ortho
		Scalability - Product upgrades - System upgrades - Hardware upgrades		Sales - Applications - Production Positioning Refresher Web - Technical updates & upgrades - Application updates & upgrades -Sale updates
Pricing - [***] per day - Travel days included as part of daily rate Default Hourly Rates -9x5 EST - [***] per hour Default overtime Rates - [***] per hour - 5:00 PM to 8:00 AM; Weekends & Holidays				Pricing [***] per day Travel days included in day rate Capacity/Facility Max 6 person(s) attend once Cedara’s Training facility See notice for more information

Notice:

- A Cancellation Surcharge of [***] will be applied to any support request cancelled without (7) Business Days notice. In addition any un-recoverable expenses arising due to the cancellation will be the responsibility of Surgi-Vision.

- Travel, accommodation & extraordinary expenses are the responsibility of Surgi-Vision unless otherwise agreed to by Cedara.

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SCHEDULE C

STATEMENT OF WORK NO. 2

2009-02573

SOW for CED solution for SurgiVision

MERGETM

Healthcare

STATEMENT OF WORK NO.2

This Statement of Work No.2 is entered into pursuant to and forms part of the Master Services and Licensing Agreement between Cedara Software Corp. d/b/a Merge OEM and Surgi-Vision Inc. effective July 20, 2007 (the “Agreement”). Capitalized terms used in this Statement of Work and not otherwise defined herein shall have the meanings assigned to them in the Agreement. In the event of conflict or inconsistency between the terms of this Statement of Work and the Agreement, the terms of this Statement of Work shall prevail.

1 Project Scope

1.1 Background and Requirements

Merge has recently built an MRi based deep brain navigation package for SurgiVision that is marketed under the ClearPoint trade mark. The ClearPoint solution is used for planning and placement of electrodes into deep brain structures.

In an effort to expand the offerings in this sector, SurgiVision is exploring new areas of deep brain surgical navigation, drug delivery applications in particular. This statement of work presents the details associated with the development activities needed to deliver such a solution.

[***]

This document is prepared to outline the scope of work, deliverables and schedules for the development work needed to create a tool that could aid in the navigation and tracking component associated with this procedure.

1.2 Solution and Scope of Work

The solution is expected to contain multiple phases:

•	Prototype phase –[***]

•	Enhanced phase – [***]

•	Wide market solution – [***]

•	Improvements – [***]

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

[***]

1.3 Implementation model

The solution will be licensed using a node locked licensing model similar to the current ClearPoint solution where installations will require a MAC address specific license file that can be generated on demand.

The solution presented in this SOW is scoped out to be developed using a team of:

i.	One full time Merge OEM engineer,

ii.	One part time Merge OEM segmentation expert - on demand,

iii.	One full time architect,

iv.	One full time test resource for the test and validation phase

v.	10% part time project manager.

vi.	5% part time system administrator responsible for release activities

The solution includes complete development, documentation and engineering validation activities. Product validation activities (Alpha and Beta) are not included in this scope because of the unknowns associated with the timing and potential regulatory requirements associated with the market launch of this product.

2 Deliverables

Deliverable	Description

[***]

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

3 Assumptions

[***]

4 Delivery schedule

4.1 Delivery Schedule for Prototype Solution

Project Duration: 1 month

Delivery Schedule:

Timeline	Deliverable

Project Start - 10/1/2009	Phase 1 scope statement: FE1 - FE15

10/13/2009	WIP release to support first phase

10/28/2009	Prototype Release for animal studies

January, 2010	Prototype Evaluation meeting and kick-off of next phase

[***]

4.2 Delivery Schedule for additional solutions

Project Duration: 4.5 months - estimated

Delivery Schedule:

Timeline	Deliverable

Project Start (T)	Approved scope statement for the phase

T + 2 months	WIP Release(s) of intermediate solution(s)

T + 4.5 months	Enhanced Solution Release

January, 2010	Prototype Evaluation meeting and kick-off of next phase

[***]

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

5 Summary

5.1 Standard Solution:

•	estimated effort: [***]

•	estimated project duration: [***]

5.2 Additional Solutions:

•	estimated additional effort: [***]

•	estimated project duration: [***]

Note:

The estimate is based on correctness of the assumptions made above, if these are not correct, the price and/or delivery dates might be affected

6 Fees and Pricing Summary

6.1 Consulting Engineering Fees

The project is proposed to be executed on a time and materials basis at [***] to be invoiced on a monthly basis.

6.2 Payment Schedule

Monthly billing of the actual time spent on the project.

6.3 Run-Time License fees

Quotes for run-time licenses associated with the resulting application will need to be negotiated before the product will be market launched.

6.4 Professional Services

Additional services required by SurgiVision for installation, training and onsite technical support shall be provided in accordance with the Agreement at a rate of [***] not including travel and accommodation. Professional Services will be billed within the same calendar quarter as they are provided.

AGREED:

SURGI-VISION INC.:	CEDARA SOFTWARE CORP. D/B/A MERGE OEM:

/s/ Peter Piferi	/s/ Justin Dearborn
Signature	Signature

Peter Piferi	Justin Dearborn
Name	Name

COO	CEO
Title	Title

11-13-09	11-16-09
Date	Date

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Statement of Work to Master Services and License Agreement

FIRST AMENDMENT TO THE MASTER SERVICES AND LICENSING AGREEMENT

THIS FIRST AMENDMENT TO THE MASTER SERVICES AND LICENSING AGREEMENT (the “Amendment”) is entered into and effective as of January 18, 2011 by and between Cedara Software Corp. d/b/a Merge OEM, an Ontario corporation (“Merge OEM”) and SurgiVision, Inc. f/k/a Surgi-Vision, Inc., a Delaware corporation (“SurgiVision”). Capitalized terms used herein but not defined shall have the meanings given to such terms in the Agreement (as hereinafter defined).

WHEREAS Merge OEM and SurgiVision are parties to that certain Master Services and Licensing Agreement effective July 20, 2007 (the “Agreement”), and

WHEREAS Merge OEM and SurgiVision now wish to amend certain terms of the Agreement,

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Party Names. All references throughout the Agreement to “Cedara Software Corp.” are replaced with “Cedara Software Corp. d/b/a Merge OEM” and all references to “Cedara” are replaced with “Merge OEM”. All references throughout the Agreement to “Surgi-Vision” are replaced with “SurgiVision”.

2. Amendment to Section 1.1. Section 1.1 (Definitions) is amended by

(a) deleting sub-section (k) (“Initial Term”) and replacing it with “(k) Reserved”; and

(b) deleting sub-section (q) (“Renewal Term”) and replacing it with “(q) Reserved”.

3. Amendment to Section 2.2.4. Section 2.2.4 (License Fees and Minimum Commitment) is deleted and replaced with the following:

“2.2.4 License Fees and Minimum Commitment

SurgiVision shall pay to Merge OEM a run-time license fee of [***] for each Solution distributed by SurgiVision, provided that the [***] shall be at no charge. SurgiVision agrees to purchase a minimum of [***] during the second year of the Initial Term (in addition to the [***] granted at no charge) and [***] during the third year of the Initial Term. Within 30 days following the last day of each of the second and third years of the Initial Term, Merge OEM shall invoice SurgiVision for the difference, if any, between the actual license fees paid by SurgiVision and the annual minimum commitment for that year. SurgiVision further agrees to purchase a minimum of [***] on the first business day of each calendar quarter during 2012 (the “2012 Commitment”), 2013 (the “2013 Commitment”) and 2014 (the “2014 Commitment”), provided, however, that (i) if SurgiVision experiences a change of control prior to January 1, 2012, instead of the 2012 Commitment, the 2013 Commitment and the 2014 Commitment, SurgiVision shall purchase a minimum of [***] on the first business day of January for each of 2012, 2013 and 2014; (ii) if SurgiVision experiences a change of control during 2012, instead of the 2013 Commitment and 2014 Commitment, SurgiVision shall purchase a minimum of [***] on the first business day of January for each of 2013 and 2014; and (iii) if SurgiVision experiences a change of control during 2013, instead of the 2014 Commitment, SurgiVision shall purchase a minimum of [***] on the first business day of January for 2014 . For

CONFIDENTIAL

MERGE OEM

[***] Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Statement of Work to Master Services and License Agreement

the purposes of this Section, “change of control” shall mean (a) any acquisition by way of a merger, consolidation, stock purchase, tender offer, reorganization or any other transaction or series of related transactions in which the holders of SurgiVision’s outstanding voting power immediately prior to such transaction or series of related transactions do not, immediately after such transaction or series of related transactions, own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction or series of related transactions, or (b) SurgiVision sells all or substantially all of its assets and holders of SurgiVision’s outstanding voting power immediately prior to such transaction do not, immediately after such transaction, own a majority of the outstanding voting power of the purchasing entity immediately upon completion of such transaction.”

4. Amendment to Section 6.1. Section 6.1 (Term of the Agreement) is deleted and replaced with the following:

“6.1 Term of the Agreement

This Agreement shall commence on the Effective Date and, subject to early termination pursuant to Section 6.2, shall continue in force through July 20, 2015 (the “Term”).”

5. General. This Amendment forms part of and is subject to the terms and conditions of the Agreement; however, the terms of this Amendment shall prevail to the extent of any conflict or inconsistency between the terms of this Amendment and the Agreement. Except as specifically amended pursuant to the foregoing, the Agreement shall continue in full force and effect in accordance with the terms in existence as of the date of this Amendment. After the date of this Amendment, any reference to the Agreement shall mean the Agreement as amended by this Amendment. This Amendment, together with the Agreement and the agreements referred to therein and herein, contains the entire agreement of the parties with respect to the matters herein, and may not be amended or modified except by an instrument executed in writing by all parties hereto. The parties may execute this Amendment in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Amendment.

[Signature lines are on the following page.]

Confidential	2	Merge OEM

Statement of Work to Master Services and License Agreement

IN WITNESS WHEREOF the parties hereto have executed this Amendment by their duly authorized representatives effective as of the first date set forth above:

SURGIVISION, INC.:	CEDARA SOFTWARE CORP. d/b/a MERGE OEM:

/s/ David W. Carlson	/s/ Steve Oreskovich
Signature	Signature

David W. Carlson	Steve Oreskovich
Name	Name

Chief Financial Officer	CFO
Title	Title

1/17/2011	JAN 18 2011
Date	Date

Confidential	3	Merge OEM

Statement of Work to Master Services and License Agreement

STATEMENT OF WORK NO. 3

This Statement of Work No. 3, effective September 27, 2010, (the “Statement of Work” or “SOW”) is entered into pursuant to and forms part of the Master Services Agreement between Cedara Software Corp. d/b/a MERGE OEM (“Merge OEM”) and SurgiVision Inc. (SurgiVision) effective July 20, 2007 (the “Agreement”). Capitalized terms used in this Statement of Work and not otherwise defined herein shall have the meanings assigned to them in the Agreement. In the event of conflict or inconsistency between the terms of this Statement of Work and the Agreement, the terms of this Statement of Work shall prevail.

Confidential	Page 1 of 7

Statement of Work to Master Services and License Agreement

SurgiVision - ClearPoint solution

Statement of Work to Master Services and

License Agreement

1.

Document Number:	2010-00808

Revision:	2.0

Revision Type:	Major

Document Status:	Approved

Date:	September 27, 2010

Author:	Attila Farkas

Note: When printed, this is an uncontrolled copy, unless accompanied by approval signatures.

CONFIDENTIALITY

This document is prepared for the purpose of discussion only with SurgiVision Inc. (“SVI”).

The information contained in this document is proprietary to Merge Healthcare Inc. (“Merge”) and shall be treated as confidential. It is presented to SurgiVision for evaluation purposes only. It should thus be distributed internally to SurgiVision members on a need-to-know basis only under strict confidentiality. It should not be copied and/or distributed otherwise to any other persons or companies without the express written consent of Merge Healthcare.

Confidential	Page 2 of 7

Statement of Work to Master Services and License Agreement

1 Scope

1.1 Background

SVI identified Merge as an Outsourced Development Supplier for the development of SVI Software. Merge built an MRi based navigation software package for SVI that is marketed under the ClearPoint trade mark. The ClearPoint solution is used for planning and navigation of specialized hardware to deep brain structures.

The product recently received its FDA approval for its 510(k) application and is expected to proceed to market launch. The purpose of the current document is to formulate and describe a support services package for SVI where the Merge team will provide ongoing support during the product launch and onward life cycle.

This document is prepared to outline the:

•	activity profile and scope of work,

•	implementation model,

•	schedule and deliverables,

•	support cost

1.2 Activity Profile

Launch of a new product is usually marked by a lot of unknowns. Some of the risks associated with this phase are mitigated by Merge providing support in the following areas:

•	Online and phone support offered to SVI staff during regular business hours (9am-5pm EST)

•	Provide occasional after hours phone support at Merge’s own discretion

•	Investigation of field reports submitted by SVI staff (Complaint Analysis)

•	Development and release of minor enhancement requests (Life Cycle Support)

•	Investigation, correction, software validation and release of solutions to software defects found in the system (Life Cycle Support)

•	Consulting activities pertaining to the product line

•	Author updates to the User Guide as per SVI’s instructions and approval

As Merge is the SVI Outsourced Development Supplier for software there are interaction requirements between the companies Quality Management systems (QMS). The following points along with sections 1.3.1, 1.3.2 and 1.3.3 are the minimum points that support the QMS interactions:

•	Assistance during audits with development related artifacts and methodology references

•	Maintain and distribute any updates to relevant project documentation

•

Merge Healthcare will maintain the artifacts (Quality System Documents/Design History Documents) associated with the ClearPoint solution in line with Merge’s Quality Management System as it is applied to the work being done for SVI and its interpretation of SVI’s needs in order to comply with[1]:

•	Food & Drug Administration, Quality System Regulation (QSR) 21 CFR 820.

•	Medical Device Directive (MDD) 93/42/EEC, dated 14 June 1993.

•	ISO 13485:2003, Medical devices – Quality management systems.

[1]	With the understanding that SVI has the regulatory responsibilities for all of these

Confidential	Page 3 of 7

Statement of Work to Master Services and License Agreement

•

Merge Healthcare will maintain their Quality Managements System documents pertaining to SVI for as long as there is an active SOW pertaining to the ClearPoint product at which point all controlled project documentation will be migrated over to SVI.

•	Notify SVI if for whatever reason it can no longer maintain project documentation associated with the ClearPoint product and forward all controlled project documentation to SVI

•	Allow a Quality Management System audit by SVI and/or their 3rd party (Notified Body or Regulatory Agency), with reasonable notice, focused on the ClearPoint product

•	Provide documents related to the ClearPoint system within reasonable time from the request, in the event SVI is audited by a regulatory agency or third party.

•	Merge will not modify Final Released software and will notify SVI of any proposed changes to the software for review and approval by SVI.

Given the unpredictability associated with a product launch, it is difficult to specify the exact details for the scope of work. For the purposes of this SOW, the scope of work is limited to second line phone support and consulting as well as development work to address minor enhancements and defect resolutions and their associated quality controlled releases.

Minor enhancements are defined as being those that do not require major rework of the core architectural components or add fundamentally new workflow items. Requests for processing major enhancements or other development projects shall be addressed either by (i) amending this SOW to add resources, adjust fees or otherwise as agreed to by the parties, or (ii) by entering into a separate SOW(s) under the Master Services and Licensing Agreement.

1.3 Implementation Model

Proposed implementation model is to have a dedicated team of:

•	One full time developer,

•	Part time, test resource

•	Part time, project manager

This team will support the regularly scheduled maintenance/support activities. Proposal is to have these resources execute work for the duration of the SOW operating under the same T&M conditions as they were during the development SOW.

Regularly scheduled support activity planning meetings will be responsible for setting the scope and priorities of the work for next leg. Frequency of these planning meetings will be agreed upon with SVI staff and will allow for the flexibility the SVI business needs. Deliverables and operating models will be described in a Project Development Plan for which SVI will be an approver.

1.3.1 Documents that pertain to the software product requirements, changes to product requirements or improvements and verification / validation testing will be jointly approved by the team at Merge and Project Leader of SVI.

1.3.2	Documents that are required to be submitted to SurgiVision for review and approval.

•	Statement of Work

•	Project Development Plan (PDP)

•	System Requirements Description (SRD)

Confidential	Page 4 of 7

Statement of Work to Master Services and License Agreement

•	Change Request Orders

•	System Test Scripts pertaining to field testing[2]

•	System Validation Reports pertaining to field testing

1.3.3 Final approved documents that will be required to be submitted to SurgiVision upon Merge Healthcare internal Approval.

•	System Requirements Description (SRD)

•	System Design Description (SDD)

•	Software Users Manual

•	System Hazard Analysis (SHA)

•	System Test Plan (Verification/Validation Plan) (STP)

•	System Validation Test Procedure (SVTP)

•	System Test Scripts

•	System Validation Reports (SVR)

1.4 Schedules and Deliverables

The activity profile presented in the current SOW is proposed to be executed for a fixed duration of 1 year from the date the SOW takes effect. One month before the end, a planning meeting will be held between SVI and Merge management to evaluate any further needs for the product.

Deliverables associated with the current SOW will be reflective of the ongoing activities planned with SVI and could include reports, support emails, consulting trips and even quality controlled software releases.

2 Team composition

The present SOW represents the first phase of a support activity associated with the ClearPoint product. It is believed that the product would be best served if the team that developed the solution at Merge was assigned to the support activities listed within. As a result this is the proposed team composition:

•	[***] - Software Developer

•	Unnamed Test Developer

•	Unnamed Project Manager

In the event one of the named team members becomes unavailable due to illness, termination of employment or otherwise, Merge will use commercially reasonable efforts to replace such individual as soon as practicable with an individual of equal or substantially similar skill sets and qualifications. Merge will endeavor to provide SVI with a minimum of two weeks’ notice prior to any change in the composition of the team.

[2]	System testing and validation reports internal to Merge development do not need to be approved by SVI

[***]	Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Confidential	Page 5 of 7

Statement of Work to Master Services and License Agreement

3 Assumptions

The following assumptions were made in formulating this SOW:

(1)

The activity list presented in section 1.2 is based on the current understanding of the problem space and it is expected to be changed on an ongoing basis. It is presented in this format because it reflects a mutual understanding of the starting point in this support project.

(2)

Every activity associated with this project not clearly listed in the feature sheet but commonly agreed upon during status meetings will also contribute to the implied scope of the project work (e.g. time spent on gathering input or information from any involved party (SurgiVision/UCSF/NIH), evaluation of data necessary to carry out the approved work items, meetings held to discuss project matters, etc.)

(3)	While the project will be executed at the regular hourly rate, any SVI approved travel and accommodation expenses incurred by Merge staff will be SVI responsibility

(4)	Given the operating model, monthly reporting will only reflect total time spent on project by all resources involved in its execution.

4 Fees and Pricing Summary

4.1 Engineering Fees

The project will be executed on a T&M basis, to be invoiced on a monthly basis in arrears.

Additional resources above the resources listed in Section 2 on a time and material basis of [***], to be invoiced on a monthly basis.

4.2 Payment Schedule

Monthly billing will reflect the fees associated with any actual time spent on the project by pre-approved resources by SVI, if applicable.

4.3 Professional Services

Additional services provided by Merge staff, other than those listed in this contract and required by SurgiVision for installation, training and onsite technical support shall be provided in accordance with the Agreement at a rate of [***] not including travel and accommodation. Professional Services will be billed within the same calendar quarter as they are provided.

5 Validity

This quote is valid for 30 days from the date of issue after which it will become null and void and have to be re-quoted.

[***]	Indicates portions of this exhibit that have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Confidential	Page 6 of 7

Statement of Work to Master Services and License Agreement

Approvals: SurgiVision Inc.	Cedara Software Corp. d/b/a Merge OEM

/s/ Michael Moore	/s/ Toni Skokovic
Signature	Signature

Michael M. Moore	Toni Skokovic
Name	Name

Vice President, Operations	SVP Global Indirect Sales
Title	Title

9/29/10	29-SEP-2010
Date	Date

Confidential	Page 7 of 7